Exhibit 99.1
Emtec Investors Call
September 8, 2011

Moderator:
Welcome to the Emtec investors call.  My name is John, and I’ll be your operator for today’s call.  At this time, all participants are in a listen-only mode.  Later, we will conduct a question and answer session.  Please note that this conference is being recorded.  I will now turn the call over to Mr. Gregory Chandler.  Mr. Chandler, you may begin.

Gregory Chandler:
Thank you John.  Good morning everyone and welcome to the Emtec’s investors conference call.  This is Greg Chandler.  I’m the chief financial officer, and joining me today is Mr. Dinesh Desai, chairman and chief executive officer.

Certain statements contained in this conference call that are not descriptions of historical fact will be forward looking statements. As such term as defined in the Private Security Litigation Reform Act of 1995.  Because such statements include risks and uncertainties, actual results may different materially from those expressed or implied during such forward looking statements.  Factors that could cause results to differ materially from those expressed or implied by such forward looking statements include but are not limited to those discussed in filings made by Emtec with the Securities & Exchange Commission.  Many of the factors that will determine the company’s future results are beyond the ability of management to control or predict.  Listeners should not place undue reliance on forward looking statements, which reflect management views only as of the date hereof.  Emtec undertakes no obligation to review or update any forward looking statements or to make any other forward looking statements, whether as a result of new information, future events, or otherwise.

Another note I’d like point out is that we just completed our 2011 fiscal year and we will not be commenting on the results of our fourth quarter.  This is not an earnings call.  It is an update of Emtec’s management discussion on the Emtec business.  Over the years, we have had requests from management to hold regularly scheduled earnings calls.   We are holding this call in response to those requests.  However, we can make no assurances that we’ll continue these calls in the future.

I am going to turn this meeting over to Mr. Desai, who will be the discussing status of our business.  We will then hold a question and answer session; however, we will not be giving a 2012 financial outlook, nor will we be answering any questions regarding a 2012 forecast or the results of our 2011 fourth quarter.  I will now turn the call over to Mr. Dinesh Desai. Dinesh

Exhibit 99.1
Emtec Investors Call
September 8, 2011

Dinesh Desai
Thank you very much Greg.  And thanks to all of you who have taken time today to attend this conference call.  We welcome you.  So I would like to briefly touch on four areas before turning the floor over to all of you for questions.  I want to briefly touch the history of Emtec. As you know, the Emtec, about five years ago Emtec and Westwood merged to become Emtec.  And Westwood was mainly in the financial sector, which is our Emtec Federal today.

And the old Emtec was, had three pieces of business - education sector, State of New Jersey – we were doing about $30 million of State of New Jersey, and a Sun practice with two major client concentrations – GE, one and – Comcast.  I’m sorry, Cox Communications, south, in the Atlanta Region.

Now, what has happened to that business?  The State of New Jersey changed its acquisition vehicle, and we were no longer able to sell the $30 million business, which has disappeared practically.  So we had to backfill for that.  We had to undo all the cost structure, which went with the, that business.  The Sun practice also where the two major clients we had that went direct.  The major service contract we had with Cox, Sun service contract was taken away, also direct soon after we acquired the company.

So that created another major hole.  And that occupied the management for a while in terms of integration efforts and to put the company on a stable platform.  And then – so I want to talk about our transformation strategy, then the business as it exists today and our positioning in the market, and lastly, I’ll touch on our near term plans to grow the company.

Now, about two years ago we set out to transform the company from the more hardware centric wide model into the services led organization.  At the end of 2007, we had approximately $211 million dollars in revenue.  Nearly all of which was product related and to be resold every year.    We had a gross margin percentage of 10 percent, and a total gross margin of $23 million.  Okay.  So now, have far have we come?

Exhibit 99.1
Emtec Investors Call
September 8, 2011

For the pro forma basis trailing basis – since May of this year last reporting period, we have nearly $255 million in revenue and nearly $100 million in recurring services revenue. Our services gross profit has increased to over $20 million, and our services gross profit margin is nearly 30 percent, bringing the overall gross margin level to about 18 percent and a gross profit of about $47 million.

We have put an excellent management in place during this time, and until back office infrastructure in place that can grow the services revenue base without corresponding increases in selling, general, and admin expenses.  We went out, we hired some of the top recruiting agencies in the nation and we brought top management in place with an excellent track record from big multi-billion dollar services companies Accenture, Unisys, Getronics, IBM Global Services and so forth.

And we are just beginning.  We are in the very first inning of our journey.  How are we positioned today? Secondly, I want to address that.  We are basically two businesses.  The one is an infrastructure business, which can provide clients with one point of contact to manage their IT infrastructure, including assisting, procuring and managing their products, and the whole infrastructure. In the public sector this is business is still is a large portion of our revenue.  With over a $170 million in sales, the public sector consists in mainly of infrastructure products.  In the commercial business this business is less than $10 million of our roughly $90 million in sales.

The second nature of the business that is where we are taking the company is the application services business, which provides consulting and outsourcing to implement deploy maintain and support client critical business applications.  In our public sector, this business represents a small but growing base of approximately $10 million.  So about $10 million in services, very high margin business in application services in the Federal sector.

In commercial sector, we have a $65 million business in application services.  As I spoke to it earlier, we have transitioned the business over time to grow more aggressively in the application services business.  Three years ago, we had no revenue in this sector.  Today, we are a growing force within the sector.  That has been supported by the cash growth from our infrastructure business.

Exhibit 99.1
Emtec Investors Call
September 8, 2011

Our 2011 results through May, our last reporting period, have been disappointing. We attribute this to the following two reasons.  First, budgetary pressure in the public sector – very large, as you all know, what’s going on in Washington.  And that’s impacting the purchasing by the federal government significantly.  As we reported, our sales in the public sector has declined significantly.  And the second, we increased our spending and invested in our application services platform, including the management, which is for the future growth.

We are not happy with the results and have taken the following steps during the year to increase the company profitability and future prospects.  We have focused management’s attention on the most recurring revenue and high-margin businesses.  We had been structuring the whole company towards recurring revenue and high margin and with no – in trying to avoid the client concentration – which, historically, Emtec had in the commercial and public sector.

We have identified efficiencies and synergies across the businesses, which have resulted in identifying about $4 million in cost savings and restructuring.  We also took steps in 2011, to position the company to grow in the high margin recurring revenue focus areas.  In defense of our focus, we had added great financial partner in NewSpring Capital, as we made the announcement recently.  And we added two – three new team members to the Emtec family this year who have a proven track records in the industry.

Now, as we look to the future, we intend to do the following.  Organic growth is first and foremost our main focus.  We believe the commercial market will grow at a significantly higher rate than the public sector.  So our focus is very much on the commercial, and in the public sector in the application space.  If you look at our business, our business you know has two classes of services we perform.  One is consulting and the other is outsourcing.  The outsourcing revenue tends to be stable, predictable, we book multi-year deals, and they’re reliable.

Exhibit 99.1
Emtec Investors Call
September 8, 2011

And the consulting business tends to be high margin but project-oriented.  So, you always have to fill the project pipeline up and the product business is very, very transaction oriented.  In the future, we want to slow down our pace of acquisitions, and we want to consolidate the companies that we acquired and the practices that we acquired, we want to be one Emtec inside and to our clients. We believe we have positioned the company for growth now.

We will continuously examine our portfolio to strategically position the company with stable revenue, less client concentration, and growth areas with recurring revenue.  With those comments, I would like to – I’ll turn it over to John, and we can open up for any questions that you may have.  Thank you, John.

Moderator:
Thank you.  We will now conduct the Q&A session.  To ask a question, please press star and then one, on your touch tone phone.  If you wish to be removed from the queue, please press the pound sign and the hash key. There will be a delay before the first question is announced.  If you’re using a speaker phone, you may need to pick up the handset first before pressing the numbers.  Once again, if you have a question, please press star then one on your touch tone phone.   Standing by for questions.

{pause}

And once again, if you have questions, please press star then one on your touch tone phone.

{pause}

And at this time, I show no questions.

Gregory Chandler:
Great.  Well, thank you very much John, and thank you, Dinesh for your comments today.  Again, I’d like to reiterate that we made some forward looking statements, and as I talked about the disclosure.  Also, some of the numbers that we disclosed were on a pro forma basis for the trailing 12 months that Dinesh discussed.  And those items are unaudited, so I would like to just make that disclaimer that the pro forma results that we have given, are unaudited numbers.  And so with that, I’d like to thank everyone.

Dinesh Desai:	If there are any more questions

Exhibit 99.1
Emtec Investors Call
September 8, 2011

Gregory Chandler:	And if there’s any more – and if there aren’t any more questions, John, then I think we will turn it back to you to conclude.

John:	Thank you ladies and gentleman. This concludes today’s conference. Thank you for participating. You may now disconnect.

Gregory Chandler:	Thank you everybody. Thank you.

Dinesh Desai:	Bye.

Due to technical difficulties, questions were not able to be asked during the call.  The following questions were received via e-mail from investors following the call and the Company’s responses:

Certain statements contained in these responses that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995).  Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by Emtec with the Securities and Exchange Commission.  Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict.  Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof.  Emtec undertakes no obligation to review or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Q: You paid $7M for your most recent acquisition, Emerging Solutions.  What has been the earnings history of Emerging Solutions over the last three years?  More specifically, have they regularly earned $1.5M per year?

A:  First and foremost, we feel that the best way to measure the earnings of the services companies we acquire is EBITDA (Earnings Before Interest Taxes Depreciation and Amortization).  We do not disclose the financial results of our acquired entities for many reasons, including confidentiality agreements with the sellers and for competitive reasons.  However, we can tell you that we always run through an accretion analysis for our Board, and the acquisition of Emerging was accretive to adjusted net income on a pro forma basis, even when taking into account the terms of the financing we used to fund the acquisition.  When taking into account certain customary adjustments, Emerging’s EBITDA was well above $1.5 million on both a trailing 12 month basis and for its 2010 fiscal year.

Q: How do you justify agreeing to the terms of the New Spring subordinated loan?  SEC filings show that for this $10M loan with a five year maturity you agreed to pay a 14% per year interest rate as well as providing warrants equal to approximately 5% of the company valuation or six times the earnings of the company if the company is sold (whichever is greater.)  The 14% annual interest is alone is significantly higher than EMTEC's annual earnings during any year since you acquired the company.  Please explain.

Exhibit 99.1
Emtec Investors Call
September 8, 2011

A:  We feel investors should focus on EBITDA and capital expenditures, not earnings as measured by GAAP net income, in order to consider our ability to service the interest on our debt, as it more closely reflects our cash flow.   In the past we have been using our asset based line of credit to finance our acquisitions.  As we continue to grow we decided it would be more prudent to reserve our credit line for working capital needs, and instead to use a cash flow type loan to acquire companies that have better EBITDA margins and have recurring revenue.  In this case we believe that the EBITDA of Emerging is more than enough to service the cash flow needs of the loan.  In addition our own average unadjusted EBITDA over the last 3 years is several multiples times the expected interest expense related to this new debt.  We concluded after consideration of all possible financing alternatives that the mezzanine debt provided the best means to finance the Emerging acquisition and put the Company on a strong financial footing and position it for significant organic growth.

Q:  Please identify the earnings of each of the companies acquired during the last three years in the year prior to acquisition and each year after the acquisition.

A:  We do not disclose the financial results of our acquired entities for many reasons, including confidentiality agreements with the sellers and for competitive reasons.  In addition, after each acquisition we have numerous examples of cross selling that goes on between the entities and it would be difficult to accurately disclose the earnings of each acquisition on a stand-alone basis.  Overall, our acquisitions have provided strong recurring services revenue with much higher gross margins then our transactional product business.   It is not the recent acquisitions which have been negatively effecting our EBITDA, but parts of the core business that we owned before 2008.

Q:  Your SEC filings show that on August 18 and August 19, at approximately the time of loan closing and acquisition of Emerging Solutions, the following executives or board members acquired a significant number of Emtec shares (148,302) at $.55, $.56, $80-$.88, and some at $1.05 per share: Desai (97,302), Chandler (10,000), Misra (9,000), Mandel (2,000), and Mannarino (30,000).  Were these acquisitions based upon compensation options or how were they acquired?  Were executives compensated to provide funds for these stock acquisitions?  And why were they acquired on those dates?

A:  Because of restrictions in our insider trading policy and federal securities laws prohibiting buying and selling shares with knowledge of material inside information our insiders have has been excluded from trading Emtec shares for nearly a year.   We opened an insider trading window 2 days after the Emerging deal and related financing transaction was announced and closed it prior to our end of year quiet period.   Executives and Directors purchased these shares out of their own personal funds and acquired these shares in open market purchases.  There was no compensation options exercised and there was no other form of compensation paid to management in order to purchase these shares.  We cannot comment on why each individual purchased these shares.  However, we have a thinly traded stock and it is management’s belief that the trading price of the stock does not accurately reflect the Company’s fundamental valuation.  We encourage investors to focus on trailing twelve months adjusted EBITDA as disclosed in our press releases when analyzing the valuation of Emtec.